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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT: June 19, 1996
                      (Date of the Earliest Event Reported)




                               HEALTHSOURCE, INC.
             (Exact name of Registrant as specified in its charter)


New Hampshire                   1-11538                    02-0387748
(State or other                 (Commission File           (I.R.S. Employer
jurisdiction of                 Number)                    Identification Number
incorporation)

          Two College Park Drive
          Hooksett, New Hampshire                                 03106
(Address of principal executive offices)                        (Zip Code)


                                  603/268-7000
              (Registrant's Telephone Number, including area code)

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Items 1-4.  Not applicable.

Item 5.     Other Events.

            On June 27, 1996, Healthsource, Inc. (the "Company") named
            Joseph M. Zubretsky to the position of Chief Financial Officer, effective July 15, 1996. Mr. Zubretsky has served as a partner in the public accounting firm of Coopers & Lybrand L.L.P. in its New England Insurance Industry Group. Mr. Zubretsky will replace Thomas M. Congoran, whose resignation from the Company was announced on June 19, 1996.

            On June 26, 1996, the Company announced that it had terminated its previously reported agreement to acquire substantially all of the assets of PACC Health Plans and PACC HMO (together "PACC"), a 113,100 member HMO and managed care company based in the Portland, Oregon area. In January 1996, the Company signed an agreement to purchase PACC for an estimated cash purchase price of $80 milion. Completion of the acquisition was subject to certain closing conditions which were not met. No further discussions with respect to such acquisition are expected.

Items 6-8.  Not Applicable.








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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HEALTHSOURCE, INC.


Dated:   June 28, 1996              By: /s/ Norman C. Payson, M.D.
                                        ---------------------------
                                            Norman C. Payson, M.D.
                                            President and Chief
                                            Executive Officer













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